United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2013

Fidelity National Information Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

001-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 2, 2013, Fidelity National Information Services, Inc. (“FIS”) announced that James B. Stallings Jr. had been elected to its Board of Directors, increasing the number of Directors from eight to nine.

Recently retired from IBM, Stallings is the Managing Partner of PS 27 Ventures, a private investment fund that focuses on technology companies in the healthy and sustainable living market.  He also co-founded SmartBox, Florida’s leading healthy snack vending company.  During his career with IBM, Stallings served in a variety of general management roles, including General Manager of Enterprise Systems and Mainframes and General Manager, Global Markets, both in IBM’s Systems and Technology Group.

Stallings is a 1978 graduate of the United States Naval Academy and a former Marine Corps officer.

Stallings is expected to be appointed to the Risk Committee of the Board of Directors.

A copy of the related press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.

Date: April 2, 2013	By:	/s/ Michael P. Oates
	Name:	Michael P. Oates
	Title:	Corporate Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Press release